      As filed with the Securities and Exchange Commission on June 14, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               PRIZE ENERGY CORP.
                (FORMERLY KNOWN AS VISTA ENERGY RESOURCES, INC.)
             (Exact name of registrant as specified in its charter)

                          Delaware                                              75-276614
(State or other jurisdiction of incorporation or organization)     (I.R.S. employer identification no.)

                              3500 William D. Tate
                                    Suite 200
                             Grapevine, Texas 76051
          (Address of principal executive offices, including zip code)

               PRIZE ENERGY CORP. AMENDED AND RESTATED OPTION PLAN
                            (Full title of the plan)

                                   Lon C. Kile
                      President and Chief Operating Officer
                              3500 William D. Tate
                                    Suite 200
                             Grapevine, Texas 76051
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (817) 424-0400

                         CALCULATION OF REGISTRATION FEE

===================================== ====================  ==================== ===================  ===================
                                                                  Proposed            Proposed
                                                                  maximum              maximum
         Title of securities              Amount to be         offering price         aggregate            Amount of
          to be registered                 registered            per share         offering price      registration fee
------------------------------------- --------------------  -------------------- -------------------  -------------------
Common Stock, $.01 par value          2,141,300 shares(1)         $7.84(2)         $16,787,792(3)          $4,431.98
===================================== ====================  ==================== ===================  ===================

(1) Plus an indeterminable number of additional shares as may become issuable as a result of any antidilution provisions of the Plan.

(2) In accordance with Rule 457(h)(1) under the Securities Act of 1933, this amount represents the exercise price per share of outstanding stock options to purchase 2,141,300 shares of Common Stock.

(3) This amount represents the aggregate price at which options granted under the Plan may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) The Registrant's Current Reports on Form 8-K dated January 5, 2000, and February 8, 2000;

         (4) The Registrant's Current Report on Form 8-K dated February 8, 2000, and Amendment No. 1 thereto dated February 23, 2000; and

         (5) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 26, 1998, and including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Registrant's Common Stock contained therein.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Tenth of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law ("DGCL"). Pursuant to Section 145 of the DGCL, the Registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Tenth of the Amended and Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the Registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the Registrant to prove that the indemnification would not be permitted under the DGCL.

         The Registrant's Amended and Restated Certificate of Incorporation also eliminates the liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which a director derived an improper personal benefit.

         The preceding discussion of the Registrant's Amended and Restated Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and Section 145 of the DGCL.

         The Registrant has entered into indemnification agreements with certain of its directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgements, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

ITEM 8.     EXHIBITS.

  Exhibit Number                     Description

         4.1 Prize Energy Corp. Amended and Restated Option Plan (incorporated by reference to the Registrant's Current Report on Form 8-K dated February 8, 2000).

         5.1*     Opinion of Conner & Winters, A Professional Corporation.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of Arthur Andersen LLP.

         23.3*    Consent of Williamson Petroleum Consultants, Inc.

         23.4*    Consent of Netherland, Sewell & Associates, Inc.

         23.5 Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5.1).

         24* Power of Attorney (included on page II-5 of this Registration Statement).

---------
         *        Filed herewith.

ITEM 9.     UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas on the 14th day of June, 2000.

                                           PRIZE ENERGY CORP.

                                           By: /s/ Lon C. Kile
                                              ----------------------------------
                                                   Lon C. Kile
                                                   President and Chief Operating
                                                   Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip B. Smith and Lon C. Kile, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



               SIGNATURE                                 TITLE                               DATE

  /s/ Philip B. Smith                  Director, Chairman of the Board,                  June 14, 2000
-------------------------------------  Chief Executive Officer and Treasurer
Philip B. Smith                        (principal executive officer, principal
                                       financial officer and principal
                                       accounting officer)

 /s/ Lon C. Kile                       Director, President and Chief                     June 14, 2000
-------------------------------------- Operating Officer
Lon. C. Kile

  /s/ Kenneth A. Hersh                 Director                                          June 14, 2000
--------------------------------------
Kenneth A. Hersh


  /s/ David R. Albin                   Director                                          June 14, 2000
--------------------------------------
David R. Albin

                                INDEX TO EXHIBITS

       EXHIBIT
        NUMBER    DESCRIPTION
       -------    -----------

         4.1      Prize Energy Corp. Amended and Restated Option Plan
                  (incorporated by reference to the Registrant's Current Report on Form 8-K dated February 8, 2000).

         5.1*     Opinion of Conner & Winters, A Professional Corporation.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of Arthur Andersen LLP.

         23.3*    Consent of Williamson Petroleum Consultants, Inc.

         23.4*    Consent of Netherland, Sewell & Associates, Inc.

         23.5     Consent of Conner & Winters, A Professional Corporation
                  (included in Exhibit 5.1).

         24*      Power of Attorney (included on page II-5 of this Registration
                  Statement).

---------
   *              Filed herewith.